Filed with the Securities and Exchange Commission on August 7, 1998
                                                    Registration No. 333-_____


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 -------------

                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                           C&F FINANCIAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               VIRGINIA                              54-1680165
     (STATE OR OTHER JURISDICTION         (IRS EMPLOYER IDENTIFICATION NO.)
           OF INCORPORATION)

                            EIGHTH AND MAIN STREETS
                          WEST POINT, VIRGINIA 23181
                                (804) 843-2360
   (ADDRESS,     INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                 -------------

           LARRY G. DILLON                            COPY TO:
              PRESIDENT                       TIMOTHY P. VEITH, ESQUIRE
       C&F FINANCIAL CORPORATION              MAYS & VALENTINE, L.L.P.
       EIGHTH AND MAIN STREETS                  1111 EAST MAIN STREET
      WEST POINT, VIRGINIA 23181              RICHMOND, VIRGINIA 23218
      (NAME, ADDRESS, INCLUDING ZIP
      CODE, AND TELEPHONE NUMBER,
      INCLUDING AREA CODE, OF AGENT
              FOR SERVICE)
                                 -------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following block.[x]

      If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.[ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. [ ]

      If the Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                 -------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                       PROPOSED        PROPOSED
  TITLE OF EACH        MAXIMUM          MAXIMUM
      CLASS           AMOUNT TO        OFFERING                     AMOUNT OF
OF SECURITIES TO    BE REGISTERED        PRICE       AGGREGATE    REGISTRATION
  BE REGISTERED          (1)         PER UNIT (2)  OFFERING PRICE      FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Common Stock,
  $1.00 par value   200,000 shares      $20.75       $4,150,000     $1,224.25
--------------------------------------------------------------------------------


(1) The Registrant had previously registered 100,000 shares of its common stock, par value $1.00 per share, on July 1, 1997, pursuant to Registration No. 333-30497, related to its Dividend Reinvestment Plan (the "1997 Plan"). The 1997 Plan provides for automatic adjustment of the number of authorized shares under the Plan in the event of a stock dividend or split. The Registrant's common stock split two-for-one for all shareholders of record on July 6, 1998, payable on July 20, 1998, such that currently 200,000 shares are authorized for issuance under 1997 Plan registration. The registration herein relates to the Dividend Reinvestment and Stock Purchase Plan which amends and restates the 1997 Plan and registers an additional 200,000 shares of the Registrant's Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee according to trades made as of the latest practicable date prior to the date of filing the registation statement.
                                 -------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SECTION 8(A) MAY DETERMINE.

                                   PROSPECTUS



                            C&F FINANCIAL CORPORATION



                                    [SYMBOL]



                                ----------------

                          AMENDED AND RESTATED DIVIDEND
                         REINVESTMENT AND STOCK PURCHASE
                                      PLAN
                                -----------------

                            C&F FINANCIAL CORPORATION

                              AMENDED AND RESTATED
                         DIVIDEND REINVESTMENT AND STOCK
                                  PURCHASE PLAN
                         400,000 SHARES OF COMMON STOCK
                                ($1.00 PAR VALUE)

                                     SUMMARY

   The Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the "Plan") of C&F Financial Corporation (the "Company") provides each registered holder of its Common Stock with a simple and convenient method of investing cash dividends in additional shares of Company Common Stock without fees of any kind. Participants also may make optional cash payments to purchase shares of Company Common Stock at 100% of market value. This Prospectus relates to 400,000 shares of Company Common Stock reserved for sale under the Plan.

   Investment options offered under the Plan are:

   DIVIDEND REINVESTMENT ONLY directs the Company to invest cash dividends on all or part of the shares then or subsequently held by a participant for the purchase of additional shares.

   DIVIDEND REINVESTMENT AND OPTIONAL CASH PURCHASES directs the Company to invest cash dividends on all or part of the shares then or subsequently held by a participant, and also permits a participant to make optional cash payments of a minimum of $100 and a maximum $1,000 per month for the purchase of additional shares.

   The price of the shares purchased with reinvested dividends and with optional cash payments will be 100% of the market price of the shares as determined under the Plan.

     ------------------------

  THESE SECURITIES HAVE NOT BEEN
  APPROVED OR DISAPPROVED BY THE
     SECURITIES AND EXCHANGE
     COMMISSION, NOR HAS THE
    COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY
     OF THIS PROSPECTUS. ANY
        REPRESENTATION
  TO THE CONTRARY IS A CRIMINAL
          OFFENSE.
     -----------------------

 This Prospectus is dated August
             10, 1998

   American Stock Transfer & Trust Company will administer the Plan. New participants may enroll in the Plan by completing the enclosed Authorization
Card.   Existing participants who wish to continue participation may continue to do so without any action, unless such participants wish to make optional cash payments. In this event, existing participants should also complete an Authorization Card.

   It  is  suggested that this Prospectus be retained for future reference.

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE ANY OF THE SECURITIES TO WHICH THIS PROSPECTUS RELATES, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

      AVAILABLE INFORMATION

   The Company has filed with the Commission a Form S-3 Registration Statement (the "Registration Statement") under the Securities Act of 1933 relating to the shares of Company Common Stock issuable pursuant to the Plan. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information, reference is made to the Registration Statement and to the exhibits thereto, which may be inspected without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates.

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at the following locations:

Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 75 Park Place, Room 1228, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains an internet web site at HTTP://WWW.SEC.GOV., containing reports, proxy and informational statements and other information regarding companies who file reports electronically with the Commission.

   The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of any person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents). See "Incorporation By Reference." Written request should be directed to Stockholder Relations, C&F Financial Corporation, Eighth and Main Streets, West Point, Virginia 23181, and telephone requests may be made at the following number: (804) 843-2360.

   INCORPORATION BY REFERENCE

   The Company's latest annual report on Form 10-K filed pursuant to Section 13(a) of the Exchange Act which contains financial statements for the Company's latest fiscal year ending December 31, 1997 and the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, are specifically incorporated by reference into this Prospectus. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's 1997 fiscal year are specifically incorporated by reference into this Prospectus.

   All documents subsequently filed by the Company pursuant to sections 13, 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Common Stock pursuant to the Plan covered by this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

        TABLE OF CONTENTS


THE COMPANY..................................   5

DESCRIPTION OF THE PLAN......................   5

Eligibility to  Participate..................   6

Advantages of the Plan.......................   6

Enrollment in the Plan.......................   6

How the Plan Works...........................   7

How  to  Make   Optional Cash Payments.......   8

Stock Purchase Procedures....................   9

Statement of Account.........................   10

Expenses of the Plan.........................   10

Withdrawals..................................   10

Income Tax Status............................   11

Stock Dividends, Stock Splits and Rights
   Offerings................................    12

Voting of Shares Held by the Plan Administrator.12

Responsibility of the Plan Administrator........13

Interpretation of the Plan..................... 13

Amendment and  Termination of Plan..............13

USE OF PROCEEDS.................................14

LEGAL OPINION...............................    14

                                   THE COMPANY

   The Company, a Virginia business corporation, is a one-bank holding company with administrative offices in West Point, Virginia. Its wholly-owned subsidiary, Citizens and Farmers Bank, offers quality general banking services to individuals, professionals and small businesses through branch offices
serving the  surrounding towns and   counties.   Citizens and Farmers Bank has
three wholly-owned subsidiaries.   C&F Mortgage  Corporation  originates and
sells residential mortgages. These mortgage services are provided through offices in Virginia and Maryland. Brokerage services are offered through C&F Investment Services, Inc. C&F Title Agency, Inc. offers title insurance services. Trust services are provided in association with The Trust Company of
Virginia.   As of June 30, 1998,  the Company had consolidated total assets of approximately $319 million.

   The principal executive offices of the Company are located at Eighth and Main Streets, West Point, Virginia.

     DESCRIPTION OF THE PLAN

   The Plan was adopted by the Board of Directors of the Company on July 21, 1998, and replaces the prior Dividend Reinvestment Plan adopted and implemented by the Company in 1997 (the "1997 Plan"). The primary purpose for amending and restating the 1997 Plan, as described herein, is to add the optional cash payment feature. The Plan also now provides that participants may enroll with respect to all or a part of shares held by them.

   The Plan provides the Company's shareholders with a simple and convenient method for increasing their stock ownership in the Company by investing all or part of their cash dividends, plus optional cash contributions, in additional shares of Company Common Stock. American Stock Transfer & Trust Company (the "Plan Administrator") will administer the Plan. Except as otherwise referenced below, the Company will absorb all transaction costs and administrative expenses incurred in connection with the purchases and recordkeeping of share ownership, reducing the costs to participants of purchasing and owning shares. Participation in the Plan is entirely voluntary.

ELIGIBILITY TO PARTICIPATE

   All holders of the Company's Common Stock who have shares registered in their own name are eligible to participate in the Plan. If a participant's stock is registered in the name of a nominee (for example, a bank, broker, or trustee), that participant must first become a holder of record by having shares transferred into his or her own name in order to participate in the Plan. The participant may, by written notice, join or withdraw at any time as long as the Plan continues.

ADVANTAGES OF THE PLAN

   A participant will receive certain benefits by joining the Plan, including the following:

   (1) Reduced costs of investment. The Plan allows a participant to acquire additional shares of the Company's Common Stock with no brokerage commission costs. There are no administrative or service charges under the Plan, and the Company will absorb any additional costs of Plan transactions, except for termination costs.

   (2) Increased shares. A participant's total shares in the Company will increase quarterly with reinvested dividends, as frequently as monthly with optional cash purchases, thereby generating additional dividend income to be reinvested.

   (3) Simplified recordkeeping. Statements at the completion of each investment transaction are provided by the Plan Administrator to confirm a participant's investments and accumulated holdings as they occur.

   (4) Voting control of equity interest. A participant will retain the power to have all shares of the Company's Common Stock held for his or her account under the Plan voted in accordance with the participant's directions.

ENROLLMENT IN THE PLAN

   If a shareholder is currently a participant in the Plan and wishes to continue participation, the shareholder need not take any action. Participation will continue automatically under the terms of the Plan. However, if a participant wishes to change their enrollment to partial participation, rather than participating as to all registered shares, such participant should appropriately mark this selection on the Authorization Card and return it to the Plan Administrator.

   If a shareholder is not currently a participant in the Plan and wishes to enroll, or a shareholder is a participant and wishes to start the CASH OPTION FEATURE OF THE PLAN, he or she must complete and sign the enclosed Authorization Card and return it to American Stock Transfer & Trust Company, Attention:
Dividend Reinvestment Department, 40 Wall Street, 46th Floor, New York, New York, 10005. An envelope is provided for this purpose. Additional forms may be obtained at any time upon written request to the Plan Administrator at the above address or by telephone at 1-800-278-4353. The Authorization Card is required to be signed exactly as the shares are registered. For example, shares held jointly are required to be executed by all joint owners. PARTICIPANTS WHO WANT A MONTHLY AUTOMATIC-DEBIT OF THEIR CHECKING OR SAVINGS ACCOUNT MUST COMPLETE THE BACK SECTION OF THE AUTHORIZATION CARD AND ENCLOSE A VOIDED CHECK OR DEPOSIT SLIP.

   Participation will begin with the next dividend after the Authorization Card is received, provided it is received at least one (1) business day prior to that dividend record date. Should the Authorization Card be received after that record date, it will be necessary to delay participation until the following dividend, unless the participant makes an optional cash payment for the purchase of shares, in which case participation will begin on the first business day of the first calendar month following receipt provided such payment is received at least 2 days prior thereto.

   The Company has paid quarterly cash dividends historically on or about the 1st day of January, April, July, and October, and the dividend record date generally precedes the payment date. However, the Company makes no guarantee of future dividend payments.

   Upon enrollment, participation continues automatically until terminated by the shareholder. Shareholders who enroll in the Plan need take no further action to participate in the Plan. Any shareholder wishing to cease participation in the Plan must submit such request in writing to the Plan Administrator. This written request must be received by the Plan Administrator at least one (1) day prior to a particular dividend record date.

HOW THE PLAN WORKS

    A participant may select from the following investment options listed on the Authorization Card:

   REINVESTMENT OF DIVIDENDS ON SHARES - Dividends on all or part of the shares of Company Common Stock held of record will be reinvested if the shareholder signs and returns the Authorization Card. Participation will include all shares held at the time of enrollment, unless the shareholder desires partial participation and properly mark the Authorization Card, plus all shares of Company Common Stock that are subsequently purchased.

   OPTIONAL CASH PAYMENTS - In addition to the automatic reinvestment of dividends, any shareholder WHO ALSO PARTICIPATES IN THE DIVIDEND REINVESTMENT OPTION may make optional cash payments of not less than $100 and not more than $1,000 on a monthly basis, as described below. Dividends on shares purchased under the optional cash payment feature of the Plan will be reinvested to purchase additional shares of Company Common Stock.

HOW   TO   MAKE   OPTIONAL   CASH PAYMENTS

   In addition to the automatic reinvestment of dividends, each participant may purchase additional shares of Company Common Stock by making optional cash payments at any time. Optional cash payments may be made by participants when enrolling in the Plan by authorizing the automatic debit of a checking or savings account on the Authorization Card or by sending a check or money order to the Plan Administrator, made payable to C&F Financial Corporation Dividend Reinvestment and Stock Purchase Plan. Thereafter, optional cash purchases will be made monthly by automatic debit or by payments made at any time through the use of the remittance forms attached to the statements of account provided by the Plan Administrator. Optional cash payments may not be less than $100 nor more than $1,000 per month. Except as authorized by automatic debit, there is no obligation to make optional cash payments at any time.

   On the first business day of the month, optional payments received more than two days prior thereto will be applied by the Plan Administrator to the purchase of additional shares of the Company's Common Stock at 100% of the fair market value thereof and credit the shares so purchased to the respective participant's accounts. Optional cash payments not received at least two days prior to the first business day of the month will be held by the Plan Administrator without interest and applied to the purchase of additional shares of Common Stock in the next calendar month following the date of receipt. Optional cash payments should be sent to the Plan Administrator so that they will be received AT THE PLAN ADMINISTRATOR'S OFFICE AT LEAST 2 DAYS BEFORE THE NEXT PURCHASE DATE so that they can be invested on the first business day of the first calendar month following receipt rather than on the next purchase date in the purchase cycle.

STOCK PURCHASE PROCEDURES

   Each quarter, the Company will deliver to the Plan Administrator dividends on those shares of Company Common Stock owned by a participant. The Plan Administrator then promptly will apply a participant's dividends and any optional cash payments, combined with those of other participants, to the purchase of shares of Company Common Stock in accordance with the Plan.

   The source of shares of Company Common Stock to be purchased under the Plan for the dividend reinvestment option and the optional cash payment option may, at the option of the Company, be authorized but unissued shares, or if the Company does not so issue shares, then from shares purchased in the market.

   The purchase price of shares purchased by the Plan Administrator on behalf of the Plan participants will be the stock's market value for shares purchased with reinvested dividends and with optional cash payments. In the event the Plan Administrator purchases shares directly from the Company, with reinvested dividends or with optional cash purchases, the purchase price of such shares purchased from the Company will be based on the average of the five most recent closing prices of the Common Stock on NASDAQ on the earlier of the date of purchase by the Plan Administrator of shares with respect to reinvested dividends or the first business day of the month. The Board of Directors may designate a committee that will have as one of its duties the determination of such fair market value of the shares to be issued.

   All shares purchased with a participant's dividends and any optional cash payments will be credited to his or her Plan account. Shares that accumulate in that account will earn dividends, and these also will be automatically reinvested.

   Since a participant's dividends and any optional cash payments will seldom be an amount that will purchase an exact number of shares, purchases for an account will normally include a fractional share. This fractional share will earn proportional dividend income the same as full shares.

   The Plan Administrator will hold the stock purchased under the Plan for the account of each participant until participation in the Plan terminates. However, a participant may withdraw full shares from his or her account on ten days' written notice to the Plan Administrator. See the section "Withdrawals" below for further information.

   Separate certificates for the shares purchased under the Plan will not be issued to participants. All certificates for shares purchased under the Plan will be issued to and held by the Plan Administrator or its nominee for the benefit of participants. This feature of the Plan protects against loss, theft or destruction of stock certificates.

STATEMENT OF ACCOUNT

   After each dividend payment date, a statement of Plan Account will be mailed. The statement will show the cost of shares purchased, current transactions, and total full and fractional shares held in the Plan Account.

   Each participant should keep these statements so as to be able to establish the cost basis of shares purchased under the Plan.

   Participants will also receive a receipt for each optional cash payment sent to the Plan Administrator and a statement of optional cash payment(s) made as soon as practicable following the date of purchase. The statement will show the date, number of shares purchased and the effective purchase price.

EXPENSES OF THE PLAN

   Participants will incur no brokerage commissions, service charges or other fees for purchases made under the Plan. All costs of administration of the Plan will be paid by the Company.

WITHDRAWALS

   A participant may withdraw all of the full shares held by the Plan Administrator on five (5) days' written notice to the Plan Administrator. Upon receipt of a notice of withdrawal of shares, the Plan Administrator shall promptly transmit to the participant certificates registered in the participant's name for the full shares withdrawn. Fractional shares cannot be withdrawn. If a Participant completely terminates participation, he or she will receive a check for the value, as determined by the Plan Administrator in accordance with the Plan, of any fractional share in their account.

   To withdraw from the Plan, a participant must notify the Plan Administrator at least five (5) days prior to a particular dividend record date that all or some of the shares registered in the participant's name are to be withdrawn from the Plan and request the Plan Administrator to return all or some of the shares held in the participant's account.

   On termination of participation in the Plan, a participant may request that all full Plan shares credited to his or her account be sold. Upon receipt of such a request, the Plan Administrator will arrange for the sale on the open market of the participant's full shares as soon as practicable. Following the sale, the Plan Administrator will send the participant a check for the proceeds of the sale and for the value of any fractional shares in the participant's account less a service charge of $10, plus brokerage commissions and any applicable taxes. The Plan Administrator may increase the service charge at any time without notice to participants.

   Shares of stock credited to a participant's account may not be pledged or assigned. A participant who wishes to pledge or assign any such shares must request that a certificate for such shares be issued in his or her name.

INCOME TAX STATUS

   DIVIDEND REINVESTMENT FEATURE - A shareholder who participates in the Plan will have to report the receipt of dividend income equal to the fair market value of the Common Stock purchased with the reinvested dividends. The tax basis of shares acquired through the Plan will also be equal to the value of the Common Stock purchased with the reinvested dividends. For example, Company stock with a value of $100 will be purchased for a participant who reinvests a $100 cash dividend, and such participant will have to report dividend income of $100 and will have a basis in the purchased stock of $100. The holding period for shares acquired through the Plan will begin on the day following the dividend payment date.

   A participant who is subject to withholding tax on the payment of dividends will receive less stock than a participant who is not subject to withholding, because less cash will be transferred to the Plan Administrator for its use in purchasing additional shares.

   OPTIONAL PAYMENT FEATURE Since there is no discount for shares purchased with optional cash payments, a shareholder who participates in the optional cash payment feature of the Plan will not have to report any income upon receipt of the shares purchased on his or her behalf in the Plan account.

However, dividends on shares acquired with optional cash payments will be reinvested under the Plan to acquire additional shares which will result in the recognition of dividend income.

   ADDITIONAL TAX INFORMATION - The tax basis of any shares acquired through the Plan will be the fair market value of the shares acquired as of the date of purchase. The holding period for shares acquired through the Plan will begin on the day following the dividend payment date.

   Each participant will receive a Plan statement of account after each transaction date, whether pursuant to a dividend payment or optional payment purchases, if any, under the Plan.

   A participant will not realize any taxable income upon receipt of a certificate for whole shares credited to a Plan account, either upon request for certain of those shares or withdrawal from or termination of the Plan.

   Participants in the Plan are urged to consult with their own tax advisors for more specific information with regard to the dividend reinvestment and optional payment features of the Plan.

STOCK  DIVIDENDS,   STOCK  SPLITS AND RIGHTS OFFERINGS

   If the Company should declare a stock dividend or split, each participant's account will be credited with the number of shares issued based upon the number of the full and the fractional shares held in the participant's account under the Plan. Shares issued as a result of stock dividends or splits on shares registered in the name of a participant will be distributed in the same manner as to those shareholders who are not participating in the Plan. Rights issued on shares held by the Plan will also be distributed to participants in the same manner as to other shareholders.

VOTING  OF  SHARES  HELD  BY  THE PLAN ADMINISTRATOR

   Participants will be entitled to vote all full shares and fractional shares credited to their accounts in the Plan. The Plan Administrator will provide documents for each participant's signature directing the Plan Administrator to vote those shares credited to the account of the participant in accordance with the participant's instructions on the form. These documents will be in addition to and separate from proxies solicited from shareholders for all annual and special shareholder meetings. If no instructions are received by the Plan Administrator from a participant, such participant's shares will not be voted.

RESPONSIBILITY    OF   THE   PLAN ADMINISTRATOR

   The Plan Administrator will receive the participant's dividend payments and optional cash payments, invest such amounts in additional shares of Common Stock, maintain continuing records of each participant's account, and advise participants as to all transactions in and the status of their accounts. The Plan Administrator will act in the capacity of agent for the participants.

   All notices from the Plan Administrator to a participant will be addressed to the participant at his or her last address of record with the Plan Administrator. The mailing of a notice to a participant's last address of record will satisfy the Plan Administrator's duty of giving notice to such participant. Therefore, participants must promptly notify the Plan Administrator of any change of address.

   Neither the Plan Administrator nor the Company shall have any responsibility beyond the exercise of ordinary care for any reasonable and prudent actions taken or omitted pursuant to the Plan including, without limitation, any claim for liability arising from failure to terminate a participant's account upon such participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

   The participants should recognize that neither the Company nor the Plan Administrator can provide any assurance that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

   All transactions in connection with the Plan, including the optional cash payment feature, shall be governed by laws of the Commonwealth of Virginia.

INTERPRETATION OF THE PLAN

   Any question of interpretation arising under the Plan will be determined by the Board of Directors of the Company pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities, which determination shall be final and binding on all participants.

AMENDMENT AND TERMINATION OF PLAN

   While the Company hopes to continue a dividend reinvestment plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will be notified of any such suspension, termination or modification. Thirty (30) days' notice of any suspension or material amendment will be sent to all participants, who shall in all events have the right to withdraw from the Plan.


                                 USE OF PROCEEDS

   The Company has no basis for estimating either the number of shares that will ultimately be sold under the Plan or the price at which such shares will be sold. The Company intends to apply funds derived from the Plan to its general funds for general corporate use, including investments in or the extension of credit to its banking and non-banking subsidiaries.


                                  LEGAL OPINION

   Certain legal matters in connection with the Plan have been passed upon for the Company by Mays & Valentine, L.L.P., Richmond, Virginia, which has acted as special counsel in connection with the Plan.

                                 C&F Finanical
                                  Corporation
                            Eighth and Main Streets
                           West Point, Virginia 23181
                                 (804) 843-2360

                                   PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration Fees:  $1,224.25
Legal Fees:  approximately $3,000
Accounting Fees: $1,000
Printing Fees: less than $2,000
Other: less than $1,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Title 13.1, Chapter 9, Article 10 of the Code of Virginia of 1950, as amended, permits a Virginia corporation in general to indemnify any of its officers and directors, and any person serving at its request as an officer or director or another corporation or enterprise if he acted in good faith and in a manner which he believed to be in, or not opposed to, the best interest of the corporation. In the event, however, that such person is adjudged liable to the corporation, he will not be entitled to indemnification. The statute also permits a corporation to provide other or further indemnity in its articles of incorporation, or in a bylaw or resolution approved by its directors or shareholders, except for an indemnity against willful misconduct or a knowing violation of criminal law. Furthermore, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation. Finally, the statute authorizes a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

      The Articles of Incorporation of the Registrant provide that, to the extent and under the circumstances permitted by Virginia Code Section 13.1-704B, Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Registrant against liabilities, penalties, claims and fines, including amounts paid in settlement, reasonable expenses, and attorney's fees, imposed upon, threatened or asserted against him or her because he or she is or was an officer or director of the Registrant, except for an indemnity against willful misconduct or a knowing violation of criminal law.

ITEM 16.    EXHIBITS.

      The following is a list of exhibits included as part of this registration statement and included herewith at the end of this registration statement.

     EXHIBIT NO.        DESCRIPTION OF EXHIBIT

       1              Not Applicable.

       2              Not Applicable.

       4 Amended and Restated Dividend Reinvestment and Stock Purchase Plan.

       5              Form of opinion of Mays & Valentine, L.L.P.
                      regarding the legality of the
                      securities being registered
                      and consent.

       8              Not Applicable.

      12              Not Applicable.

      15              Not Applicable.

      23.1            Consent of Mays & Valentine, L.L.P.
                      (included as part of Exhibit 5)

      23.2            Consent of Deloitte & Touche LLP

      23.3            Consent of Yount, Hyde & Barbour, PC

      25              Not Applicable.

      26              Not Applicable.

      27              Not Applicable.

      28              Not Applicable.

      99 Amended and Restated Dividend Reinvestment and Stock Purchase Plan Shareholder Authorization Card.

ITEM 17.  UNDERTAKINGS.

      The following undertakings apply to the offering:

(a) RULE 415 OFFERING. The Registrant is registering securities under Rule 415 of the Securities Act, therefore it will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, Commonwealth of Virginia, on the 21st day of July, 1998.

                                    C&F FINANCIAL CORPORATION



                                    By:   /s/ Larry G. Dillon
                                          -------------------
                                              Larry G. Dillon
                                              President



      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

       SIGNATURE                      TITLE                          DATE


/s/ Larry G. Dillon            President                         July 21, 1998
-------------------------      (Principal Executive Officer)
     Larry G. Dillon           and Director


/s/ Thomas F. Cherry           Vice President and Chief          July 21, 1998
--------------------           Accounting Officer (Principal
    Thomas F. Cherry           Financial Officer)



/s/ W. T. Robinson             Chairman of the Board and         July 21, 1998
-------------------------      Director
     W. T. Robinson


/s/ James H. Hudson, III       Director                          July 21, 1998
------------------------
  James H. Hudson, III


------------------------       Director
     Sture G. Olsson


/s/ William E. O'Connell, Jr.  Director                          July 21, 1998
------------------------
 William E. O'Connell, Jr.


/s/ J. P. Causey, Jr.          Director                          July 21, 1998
-------------------------
    J. P. Causey, Jr.